                                                                    EXHIBIT 4.18


                                 THIRD AMENDMENT


         THIRD AMENDMENT (this "Amendment"), dated as of February 25, 1999, among NOBLE DRILLING CORPORATION, a Delaware corporation (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks"), CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Credit Agreement referred to below.

                               W I T N E S E T H :


         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of August 14, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

         WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. Section 8.03 of the Credit Agreement is hereby amended by (i) replacing the reference to "$200,000,000" appearing in clause (h) thereof with a reference to "$125,000,000, (ii) deleting the word "and" appearing at the end of clause (h) thereof, (iii) redesignating clause (i) thereof as clause (j) and
(iv) inserting the following new clause (i) immediately following clause (h) thereof:

        (i) unsecured Indebtedness of the Borrower which shall have a final maturity not earlier than seven years after the issuance thereof and shall require no principal payments prior to the final maturity thereof, which Indebtedness shall be incurred pursuant to a public issuance of debt securities, in an aggregate principal amount not to exceed $400,000,000, provided that the proceeds thereof shall, upon receipt thereof, be used to fund (to the extent of such obligations): first, a tender offer (which tender offer shall be effected not later than March 31, 1999) to purchase 100% of the outstanding $125,000,000 principal amount of 9-1/8% Senior Notes and second, to repay outstanding Loans; provided further that the amount of Indebtedness permitted pursuant to this clause (i) shall be reduced by 100% of the amount by which the 9-1/8% Senior Notes tendered and repurchased pursuant to such tender offer is less than $115,000,000; and

         2. Section 8.11 of the Credit Agreement is hereby amended by replacing the reference therein to "2.5" with a reference to "2.0".

         3. Section 8.04(h) of the Credit Agreement is hereby amended by (i) replacing the reference therein to "$400,000,000" with a reference to "(x) at any time prior to the completion of the Jim Thompson, $175,000,000 and (y) at any time thereafter, $125,000,000" and (ii) inserting the parenthetical "(other than the Noble Max Smith and Noble Amos Runner (each as such rig was named on the Third Amendment Effective Date))" immediately following the reference to "Fleet Rigs" in clause (ii) of said section.

         4. Section 8.05(a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new clause (a) in lieu thereof:

        (a) So long as no Default or Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may pay Dividends in an amount not to exceed in the aggregate the Cumulative Net Income Amount then in effect.

         5. Section 10 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Commitment Commission Percentage" and "Applicable Eurodollar Margin" appearing therein and inserting the following new definition in lieu thereof:

        "Applicable Commitment Commission Percentage" shall be equal to (i) at all times during which the Borrower's Credit Rating falls in category 1,2 or 3, the percentage per annum set forth below opposite the Borrower's applicable Credit Rating:


        Credit Rating               Applicable Commitment Commission Percentage
        -------------               -------------------------------------------
         Category 1                                  0.150% per annum

         Category 2                                  0.175% per annum

         Category 3                                  0.200% per annum

    and (ii) at all times during which the Borrower's Credit Rating falls in category 4, the percentage per annum set forth below opposite the Borrower's then applicable Pricing Ratio:


        Pricing Ratio               Applicable Commitment Commission Percentage
        -------------               -------------------------------------------
     Less than 1.00:1.00                         0.250% per annum

     Greater than or equal
     to 1.00:1.00 and less
     than 1.75:1.00                              0.300% per annum

     Greater than or equal
     to 1.75:1.00                                0.350% per annum

        "Applicable Eurodollar Margin" shall be equal to (i) at all times during which the Borrower's Credit Rating falls in category 1,2 or 3, the percentage per annum set forth below opposite the Borrower's applicable Credit Rating:


       Credit Rating                      Applicable Eurodollar Margin
       -------------                      ----------------------------
        Category 1                              0.50% per annum

        Category 2                              0.70% per annum

        Category 3                              0.90% per annum

    and (ii) at all times during which the Borrower's Credit Rating falls in category 4, the percentage per annum set forth below opposite the Borrower's then applicable Pricing Ratio:


       Pricing Ratio                      Applicable Eurodollar Margin
       -------------                      ----------------------------
     Less than 1.00:1.00                         1.10% per annum

     Greater than or equal
     to 1.00:1.00 and less
     than 1.75:1.00                              1.30% per annum

     Greater than or equal
     to 1.75:1.00                                1.50% per annum

         6. Section 10 of the Credit Agreement is hereby further amended by inserting the following new proviso immediately before the period at the end of the definition of "Consolidated Indebtedness" appearing therein:

    ; provided that, for purposes of calculating the Leverage Ratio, "Consolidated Indebtedness" shall not include any Indebtedness which is non-recourse to the Borrower or any Subsidiary Guarantor.

         7. In order to induce the Banks to enter into this Amendment, the Borrower (i) agrees to pay to each Bank which executes a copy of this amendment on or before 5:00 P.M. New York time on Friday, February 26, 1999 an amendment fee (the "Amendment Fee") equal to .075% of such Bank's Commitment immediately prior to giving effect to this Amendment, which fee shall be earned by and payable to each such Bank concurrently with the occurrence of the Third Amendment Effective Date and (ii) (x) represents and warrants that no Default or Event of Default exists on the Third Amendment Effective Date (as hereinafter defined) both before and after giving effect to this Amendment, and (y) makes each of the representations, warranties and agreements contained in the Credit Agreement and the other Credit Documents on and as of the Third Amendment Effective Date both before and after giving effect to this Amendment (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

         8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11. This Amendment shall become effective on the first date (the "Third Amendment Effective Date") on which (i) each of the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office and (ii) the Borrower shall have paid the Amendment Fee to each Bank entitled thereto.

         12. At all times on and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as Amended hereby.

                                      * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                                         NOBLE DRILLING CORPORATION

                                         By /s/ BYRON L. WELLIVER
                                            -----------------------------------
                                         Title: Senior Vice President


                                         CHRISTIANIA BANK OG KREDITKASSE ASA,
                                         NEW YORK BRANCH, Individually and as
                                         Administrative Agent


                                         By /s/ MARTIN LUNDER
                                            -----------------------------------
                                         Title: Senior Vice President


                                         By /s/ A. DOGANCAY
                                            -----------------------------------
                                         Title: Vice President


                                         CREDIT LYONNAIS NEW YORK BRANCH,
                                         Individually and as Documentation Agent


                                         By  /s/ PHILIPPE SOUSTRA
                                            -----------------------------------
                                         Title: Senior Vice President


                                         BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY

                                         By /s/ JOHN W. MCGHEE
                                            -----------------------------------
                                         Title: Vice President & Manager

                                         WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK BRANCH

                                         By /s/ DUNCAN M. ROBERTSON
                                            -----------------------------------
                                         Title: Vice President


                                         THE BANK OF NOVA SCOTIA


                                         By /s/ F.C.H. ASHBY
                                            -----------------------------------
                                         Title: Senior Manager
                                                Loan Operations


                                         SKANDINAVISKA ENSKILDA BANKEN AB
                                         (Publ.)


                                         By /s/ JAN SJOLIE
                                            -----------------------------------
                                         Title: Senior Client Executive


                                         THE SANWA BANK, LIMITED


                                         By /s/ TAKURO OJIMA
                                            -----------------------------------
                                         Title: Vice President


                                         FIRST NATIONAL BANK OF COMMERCE

                                         By
                                            -----------------------------------
                                         Title:




                                         THE FUJI BANK LIMITED


                                         By /s/ RAYMOND VENTURA
                                            -----------------------------------
                                         Title: Vice President & Manager


                                         KBC BANK N.V.


                                         By /s/ MICHAEL V. CURRAN
                                            -----------------------------------
                                         Title: Vice President

                                         By /s/ RAYMOND F. MURRAY
                                            -----------------------------------
                                         Title: First Vice President


                                         MEESPIERSON CAPITAL CORPORATION


                                         By /s/ SVEIN ENGH
                                            -----------------------------------
                                         Title: Managing Director


                                         By /s/ C. TURTON
                                            -----------------------------------
                                         Title: Managing Director


                                         ROYAL BANK OF CANADA


                                         By /s/ LINDA M. STEPHENS
                                            -----------------------------------
                                         Title: Senior Manager


                                         WELLS FARGO BANK (TEXAS) NATIONAL
                                         ASSOCIATION


                                         By /s/ BRET C. WEST
                                            -----------------------------------
                                         Title: Vice President

                                         DG BANK,
                                         Deutsche Genossenschaftsbank AG


                                         By  /s/ MARK K. CONNELLY
                                            -----------------------------------
                                         Title: Vice President


                                         By /s/ LYNNE MCCARTHY
                                            -----------------------------------
                                         Title: Asst. Vice President

                                         BANK ONE, LOUISIANA, NA


                                         By /s/ KENNETH J. FATUR
                                            -----------------------------------
                                         Title: Vice President